Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement of Arrive AI, Inc. (formerly Arrive Technology Inc., the “Company”) on Form S-1 of our report dated March 12, 2025, with respect to our audit of the Company’s financial statements as of and for the years ended December 31, 2024 and 2023. We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

/s/ Assurance Dimensions, LLC

Assurance Dimensions
Coral Springs, FL

June 17, 2025